UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)
  CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square
Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

EXPLANATORY NOTE
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Moderna, Inc. (the “Company”) on May 8, 2019 (the “Original Form 8-K”). Except as provided below, the Original Form 8-K is otherwise unaltered by this Amendment.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2019, the Company filed the Original Form 8-K with an accompanying press release announcing its results of operations and financial condition for the first quarter ended March 31, 2019. By this Amendment, the Company is amending and restating Exhibit 99.1 thereof to correct certain typographical errors.

Net Loss was accurately reported under the heading “First Quarter 2019 Financial Results” in the press release accompanying the Original Form 8-K. However, there were typographical errors in the “Other expense, net” line item of the Condensed Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018, which resulted in errors in the “Net loss” line item of the Condensed Consolidated Statements of Operations reported for both periods.

The information in this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

99.1	Press release issued by Moderna, Inc. dated May 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERNA, INC.

Date: May 9, 2019	By:	/s/ Lorence Kim, M.D.

Lorence Kim, M.D.
Chief Financial Officer